Articles of Amendment
to
Articles of Incorporation
of

Cheetah Consulting, Inc.
(**Name of Corporation as currently filed with the Florida Dept. of State**)

FILED
2008 DEC 30 AM 8:24
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

P04000076702
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Vision Industries Corp.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

22525 Pacific Coast Highway
Suite 101
Malibu, CA 90265

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

22525 Pacific Coast Highway
Suite 101
Malibu, CA 90265

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________________

New Registered Office Address: ______________________________
(Florida street address)

______________________________, Florida______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
Pres	Diane J. Harrison	6860 Gulfport Blvd South #162 South Pasadena, FL 33707	☐ Add ☑ Remove
Sec	Lynnette J. Harrison	6860 Gulfport Blvd South #162 South Pasadena, FL 33707	☐ Add ☑ Remove
Treas	Joseph Scutero	6860 Gulfport Blvd South #162 South Pasadena, FL 33707	☐ Add ☑ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)
Article III shall read as follows: See the attached document.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

ADDENDUM TO ARTICLES OF AMENDMENT OF

CHEETAH CONSULTING, INC.

The following individuals shall be added as the new officers and directors.

Lawrence Weisdorn	Secretary/Treasurer/Chairman of the Board of Directors
Martin Schuermann	President/Director
Donald Hejmanowski	Director

Article III shall be amended as follows:

The total authorized capital stock of the corporation shall be Five Hundred Million (500,000,000) shares of $.001 par value common stock all or any part of which capital stock may be paid for in cash, property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors. Shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

There shall be one (1) class of blank check preferred stock. The amount, value, dividends and any other privileges attached to said preferred stock shall be determined by the Board of Directors.

The date of each amendment(s) adoption: December 26, 2008

Effective date if applicable: December 15, 2008

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated December 26, 2008

Signature Diane J. Harrison

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Diane J. Harrison

(Typed or printed name of person signing)

President

(Title of person signing)